UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019 (May 2, 2019)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-54755 (Commission File Number)	45-3058280 (IRS Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 2, 2019, CĪON Investment Corporation’s board of directors adopted an amended and restated Code of Ethics (the “Code of Ethics”) reflecting certain technical, administrative and other non-substantive changes.  The amendments reflected in the Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Ethics. A copy of the Code of Ethics is attached hereto as Exhibit 14.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

14.1	Code of Ethics of CĪON Investment Corporation, CION Investment Management, LLC, CION Management, LLC and Affiliated Advisers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: May 3, 2019	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

14.1	Code of Ethics of CĪON Investment Corporation, CION Investment Management, LLC, CION Management, LLC and Affiliated Advisers.